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                                                                   Exhibit 10.10



                                       "[  ]" indicates that the confidential
                                       portion has been omitted and filed
                                       separately with the Commission

                                       Confidential Treatment Requested

                          AMENDMENT TO OPTION AGREEMENT

        This Amendment to Option Agreement is made and entered into as of July 1, 1997 (the "Effective Date") by and between Chips and Technologies, Inc., a company organized under the laws of California, USA, with its registered address at 2950 Zanker Road, San Jose, California 95134 ("Customer"), and Taiwan Semiconductor Manufacturing Co., Ltd., a company organized under the laws of the Republic of China, with its registered address at No. 121, Park Avenue 3, Science-Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC"), for amending the Option Agreement made by Customer and TSMC dated November 6, 1995.

        In consideration of mutual covenants and conditions, both parties agree to amend the Option Agreement as follows:

1. Defined terms used herein but not defined herein shall have the meaning set forth in the Option Agreement.

2. The quantity or amount of the Base Capacity, Option Capacity, Total Option Capacity, TSMC Committed Capacity, Customer Committed Capacity and Deposit required as provided in the Option Agreement shall be changed as the amended EXHIBIT B attached hereto.

3. For the years of 1999 and 2000, Customer agrees to purchase from TSMC a [ ] capacity at the quantity as specified in the amended EXHIBIT B (the "[ ]"). In the event that Customer fails to purchase the [ ] of any calendar [ ], Customer shall be subjected to a payment based on the shortfall in numbers of wafers between the [ ] and the actual purchased capacity multiplied by [ ] (the "[ ]"). Customer shall make the [ ] to TSMC within thirty (30) days after the date of TSMC's invoice. Any payment made under this Amendment shall be in U.S. dollars.

4. If in any calendar year, for any reason, Customer is not able to use or purchase all or any portion of the Customer Committed Capacity of any year during the term of the Option Agreement, Customer may defer such unused capacity to the subsequent year, and the Option Agreement will be extended accordingly, provided that Customer has purchased [ ] percent ([ ]%) of its total wafer requirements of that year from TSMC.

5. Customer shall keep full, clear, and accurate records with respect to the Customer's total wafer requirements of each year during the term of the Option Agreement. TSMC shall have the right, at a frequency of not more than once each year, through the employment of a certified public accountant to be mutually agreed upon between the parties, to examine and audit all relevant records at reasonable times and at TSMC's expenses. Prompt adjustment shall be made by Customer to compensate for any errors or omissions disclosed by such examination or audit.




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6. Both parties agree to make a good faith effort to reach the target of [ ]
percent ([ ]%) of Customer's total wafer requirement of each year to be supplied by TSMC.

7. Owing to the fact that the total Option Capacity of the Option Agreement will be amended from [ ] units to [ ] units, and the total Deposit required will be decreased from [ ] to [ ], upon the execution of this Amendment to Option Agreement, TSMC shall return to Customer the promissory note (3) in the amount of [ ] due on November 1, 1996 which was made to TSMC pursuant to the Option Agreement and said promissory note shall be null and void, as will the underlying obligation to make such payment under the Option Agreement.

8. Customer agrees that no disclosure of the Option Agreement, this Amendment to Option Agreement, or any matters relating hereto may be made without first providing the proposed disclosure to TSMC two weeks in advance for consent and reasonable changes.

9. Both parties agree that this Amendment to Option Agreement is a part of the Option Agreement. If there is any inconsistencies between the Option Agreement and this Amendment to Option Agreement, the terms of the amendment to Option Agreement will prevail.



Chips and Technologies, Inc.           Taiwan Semiconductor Manufacturing Co.,
                                       Ltd.


-----------------------------          -----------------------------------------
Jim Stafford                           Morris Chang
President                              Chairman




                                      -2-
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                               EXHIBIT B - AMENDED
                             CHIPS & TECHNOLOGY/TSMC
                               COMMITTED CAPACITY



                                    [       ]